                        [ERNST & YOUNG LLP LETTERHEAD]



                                                                  Exhibit 23(a)



                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related prospectus of Comerica Incorporated for the registration of $200,000,000 of subordinated debt securities and the incorporation by reference therein of our report dated January 17, 1995 with respect to the consolidated financial statements of Comerica Incorporated included in the Company's Annual Report on Form 10-K, for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                             ERNST & YOUNG LLP

July 13, 1995